Exhibit 4.6

BIOFUEL ENERGY CORP.,

MELLON INVESTOR SERVICES LLC, as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY SHARES DESCRIBED HEREIN

Deposit Agreement

Dated as of [          ], 201[  ]

DEPOSIT AGREEMENT dated as of [          ], 201[  ], among BIOFUEL ENERGY CORP., a corporation duly organized and existing under the laws of the State of Delaware, MELLON INVESTOR SERVICES LLC (operating with the service name BNY Mellon Shareowner Services), a limited liability company existing under the laws of the State of New Jersey, and the holders from time to time of the Depositary Shares (as hereinafter defined) described herein.

WHEREAS it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit from time to time of shares of Series A Non-Voting Convertible Preferred Stock, $0.01 par value, of BIOFUEL ENERGY CORP. with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) evidencing Depositary Shares (as hereinafter defined) in respect of the Stock (as hereinafter defined) so deposited;

WHEREAS the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the terms and conditions of the Conversion (as hereinafter defined) of the Stock (as hereinafter defined) are set forth in the Certificate of Designations (as hereinafter defined) attached hereto as Exhibit B;

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

Definitions

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement and the Receipts:

“Certificate of Designations” shall mean the Certificate of Designations filed with the Secretary of State of Delaware establishing the Stock as a series of preferred stock of the Company substantially in the form of Exhibit A.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation, as amended from time to time, of the Company.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall mean BioFuel Energy Corp., a Delaware corporation having its principal office at 1600 Broadway, Suite 2200, Denver, Colorado 80202, and its successors.

“Conversion” shall mean the automatic conversion of the Stock into shares of Common Stock pursuant to, and in accordance with, Section 5 of the Certificate of Designations on the Conversion Date.

“Conversion Date” shall have the meaning set forth in the Certificate of Designations.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Mellon Investor Services LLC, or any successor as Depositary hereunder.

“Depositary Shares” shall mean depositary shares, each representing a [          ] fractional interest in one share of Stock and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.05.

“Depositary’s Office” shall mean the designated office of the Depositary which at any particular time its depositary receipt business shall be administered.

“DTC” shall mean The Depository Trust Company.

“DTC Receipt” shall have the meaning set forth in Section 2.01.

“Per Share Closing Price” shall mean the closing sale price per share (or if no closing price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on The Nasdaq Global Market (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose).

“Receipt” shall mean one of the depositary receipts issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form evidencing the Depositary Shares substantially in the form of Exhibit B.

“Record Holder” as applied with respect to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean Mellon Investor Services LLC, or any successor as Registrar hereunder.

“Stock” shall mean shares of the Company’s Series A Non-Voting Convertible Preferred Stock, $0.01 par value.

ARTICLE II

Form of Receipts, Deposit of Stock, Execution and Delivery,
Transfer, Surrender and Redemption of Receipts

SECTION 2.01.  Form and Transfer of Receipts.  Except as provided herein, if requested by any holder, definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights or duties of the Depositary). Pending the preparation of definitive Receipts, the Depositary, upon, and pursuant to, the written order of the Company delivered in compliance with Section 2.02, shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office, or such other office as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as are represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized signatory of such Registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed, either manually or by facsimile, by a duly authorized signatory of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by a duly authorized signatory of such Registrar. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.

Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer, or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Notwithstanding the foregoing, the Depositary and the Company will make application to DTC for acceptance of all of the Receipts for its book-entry settlement system. The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares shall be traded with book-entry settlement through DTC and shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. The Bank of New York Mellon or such other entity as is agreed to by DTC will hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC.

Interests in the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing. The Company shall provide written notice to the Depositary upon receipt of a notice described in clause (i) or (ii) of the preceding sentence. Until such written notice is received by the Depositary, the Depositary may presume conclusively for all purposes that the events described in clause (i) and (ii) of the first sentence of this paragraph have not occurred. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), or (ii) of the first sentence of this paragraph, then without unnecessary delay, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares.

Notwithstanding any other provision herein to the contrary (including Section 4.03), delivery of shares of Common Stock and other property in connection with the Conversion and subsequent distribution to the holders of the Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company. Upon the Conversion, if requested by the holder of the relevant Receipt, the Company shall take any action reasonably requested by DTC in order for the securities issuable upon the Conversion to be eligible for settlement in DTC’s book-entry system.

SECTION 2.02.  Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof.  Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing interests in such deposited Stock.  The Company hereby appoints the Registrar as registrar for the Stock deposited hereunder and the Registrar hereby accepts such appointment.

The deposited Stock shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine.

If required by the Depositary, Stock presented for deposit by the Company at any time shall also be accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon receipt of sufficient evidence by the Depositary of the recordation of the Stock on the books of the Company (or its duly approved transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement (including the DTC provisions set forth in Section 2.01 and the single DTC Receipt contemplated therein), shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. However, in each case, such delivery will be made only upon payment to the Depositary of all taxes and charges and fees payable by the depositor, as provided in Section 5.07.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

SECTION 2.03.  Registration and Transfer of Receipts.  Subject to the terms and conditions of this Deposit Agreement (including the DTC provisions set forth in Section 2.01 and the single DTC Receipt contemplated therein and the payment of the fees of the Depositary as provided in Section 5.07), the Registrar shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of payment by the applicable party of any taxes or charges a may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Notwithstanding anything contained in this Deposit Agreement to the contrary, neither the Depositary nor the Registrar shall have any duty or obligation under any section of this Deposit Agreement which requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been satisfied.

SECTION 2.04.  Split-ups and Combinations of Receipts and Surrender of Receipts.  Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and the receipt by it of all necessary information and documents, subject to the terms and conditions of this Deposit Agreement (including the DTC provisions set forth in Section 2.01 and the single DTC Receipt contemplated therein), upon receipt by the Depositary of any required certification and a written order of the Company, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

Holders of Receipts shall have no rights to withdraw the shares of Stock represented by the Depositary Shares.

SECTION 2.05.  Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company, subject to the terms and conditions of this Deposit Agreement (including the DTC provisions set forth in Section 2.01 and the single DTC Receipt contemplated therein), may require any or all of the following:  (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other charges and stock transfer or registration fee payable pursuant to Section 5.07 with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement, applicable law and/or as may be required by any securities exchange on which the Stock, Depositary Shares or the Receipts may be included for quotation or listing.

The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

SECTION 2.06.  Lost Receipts, etc.  Subject to the terms and conditions of this Deposit Agreement (including the DTC provisions set forth in Section 2.01 and the single DTC Receipt contemplated therein), in case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the holder thereof shall have (i) delivered to the Depositary (a) a request for such execution and delivery prior to the Depositary having received notice that the Receipt has been acquired by a bona fide purchaser, (b) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt and of ownership thereof and (c) indemnification satisfactory to the Depositary and (ii) satisfied any other reasonable requirements imposed by the Depositary.

ARTICLE III

Certain Obligations of the Holders
of Receipts and the Company

SECTION 3.01.  Filing Proofs, Certificates and Other Information.  Any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, or delay the registration of transfer or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any property or rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

SECTION 3.02.  Payment of Taxes or Other Governmental Charges.  Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.07. Registration of transfer of any Receipt and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such taxes or other charges or expenses, the holder of such Receipt remaining liable for any deficiency.

SECTION 3.03.  Warranty as to Stock.  The Company hereby represents and warrants that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

ARTICLE IV

The Deposited Securities; Distributions; Conversions; Notices

SECTION 4.01.  Cash Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution on Stock (other than any cash distribution in respect of declared but unpaid dividends on account of the Conversion), the Depositary shall, on the date of receipt or as soon as practicable thereafter, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.05 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required by law to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.  The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to Record Holders of Receipts then outstanding. Each holder of a Receipt shall provide the Depositary with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

SECTION 4.02.  Distributions Other than Cash.  Whenever the Depositary shall receive any distribution other than cash on Stock (other than any distribution in connection with the Conversion), the Depositary shall, on the date of receipt or as soon as practicable thereafter, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.05 such amounts of the non-cash property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If the Depositary determines that such distribution is subject to tax or other governmental charge that the Depositary is obligated by law to withhold, the Depositary may dispose of all or any portion of such property, at a public or private sale, as the Depositary deems necessary and practicable to pay such tax or charge, and the Depositary will distribute the net proceeds of such sale or the balance of any such property, after deduction of such tax or charge, to holders of the Depositary Shares in proportion to the number of outstanding Depositary Shares evidenced by Receipts that they hold.  If the Depositary determines, however, that any such distribution to certain holders (but not all holders) is subject to withholding tax, the Depositary will use its commercially reasonable efforts to sell only the non-cash property distributable to such holders.  If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or governmental charges) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash.

SECTION 4.03.  Distribution upon Conversion.   On the Conversion Date, or as soon as practicable thereafter, (a) the Company shall cause to be furnished to the Depositary pursuant to the Certificate of Designations (i) a certificate or certificates evidencing such number of shares of Common Stock, or instruction to issue such number of shares of Common Stock in book-entry form, into which the Stock has been converted and (ii) an amount of cash, if any, equal to the declared but unpaid dividends payable by the Company on such shares of Stock pursuant to the Certificate of Designations upon the Conversion, and (b) the Depositary upon receipt of such certificates and/or necessary cash and instructions, in its capacity as Depositary and transfer agent for the Common Stock, is hereby authorized and instructed to, and shall, deliver to the holders of Depositary Shares, (i) a certificate or certificates, or book-entry notations, evidencing the number of shares of Common Stock into which the Stock has been converted, (ii) an amount of cash, if any, equal to the amount of cash equal to the declared but unpaid dividends paid by the Company on such shares of Stock pursuant to the Certificate of Designations upon the Conversion and (iii) an amount in cash, rounded to the nearest cent, equal to such holder’s proportionate interest in any fractional shares (as contemplated by the following paragraph) based on the Per Share Closing Price of the Common Stock at the close of business on the trading day next preceding the Conversion Date.

No fractional shares of Common Stock or any other security will be delivered to a holder of the Depositary Shares in connection with the Conversion. The number of full shares of Common Stock or other securities deliverable in connection with the Conversion shall be computed on the basis of the aggregate number of Depositary Shares entitled to such distribution. The Depositary shall (a) receive all shares of Common Stock issuable upon the Conversion but not delivered to holders of Depositary Shares pursuant to Section this 4.03 due to the existence of fractional shares, (b) as soon as practicable after the Conversion Date, sell such shares of Common Stock on the open market and (c) distribute such proceeds to the holders of Depositary Shares entitled to receive fractional interests in shares of Common Stock such that each such holder receives, in lieu of a fractional share, an amount in cash, rounded to the nearest cent, equal to such holder’s proportionate interest in the fractional shares based on the Per Share Closing Price of the Common Stock at the close of business on the trading day next preceding the Conversion Date. To the extent that the proceeds of the sale of such Depositary Shares exceed the holders’ aggregate interest in the fractional shares, the Depositary shall furnish the excess amount to the Company. To the extent that the holders’ aggregate interest in the fractional shares exceeds the proceeds of the sale of such Depositary Shares, the Company shall furnish the excess amount to the Depositary.

Subject to the terms and conditions of this Deposit Agreement (including the DTC provisions set forth in Section 2.01 and the single DTC Receipt contemplated therein), delivery of shares of Common Stock pursuant to this Section 4.03 following the Conversion may be made by the delivery of such certificates, documents of title and other instruments or book-entry notations as the Depositary and the Company may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instructions or transfer. If such delivery is to be made otherwise than at the Depositary’s Office, such delivery shall be made, as hereinafter provided, without unreasonable delay, at the risk of any holder surrendering Receipts, and for the account of the applicable holder of Depositary Shares, to such place designated in writing by such holder.

Following the Conversion, all Receipts evidencing Depositary Shares shall be deemed automatically canceled effective as of the Conversion Date, subject to the right of holders of Receipts to receive the distributions in respect of the Conversion contemplated by this Section 4.03.

Notwithstanding anything to the contrary set forth herein, the Common Stock issuable upon the Conversion shall not be treated as new deposited property under this Deposit Agreement.

SECTION 4.04.  Subscription Rights, Preferences or Privileges.  If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Company shall instruct (including by the issue to such Record Holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines or is advised by legal counsel that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that such rights, preferences or privileges have been registered under the Securities Act of 1933, as amended, or do not need to be registered and that if the Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

If registration under the Securities Act of 1933, as amended, of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement and will file reasonably promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirements and that the Company will use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification by the Company under any Section of this Deposit Agreement unless and until it has received such notification.

SECTION 4.05.  Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts.  Whenever any cash dividend or other cash distribution (other than any such dividend or distribution in connection with the Conversion) shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the same date as the applicable record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting.

SECTION 4.06.  Voting Rights.  Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, if requested in writing and provided with all necessary information and documents, as soon as practicable after receiving such notice, mail to the Record Holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, to the extent practicable, the Depositary shall vote or cause to be voted, in accordance with the voting instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received, provided that the Depositary receives such instructions sufficiently in advance (as contemplated by the notice sent to the Record Holders of Receipts) of such voting to enable it to so vote or cause such Stock to be voted.  If any holder of Depositary Shares instructs the Depositary to vote a fractional interest of a share of Stock, the Depositary will aggregate such interest with all other fractional interests with the same voting instruction and will submit the number of whole votes for whole shares of Stock resulting from such aggregation in accordance with the instructions receive in such requests.  The Company hereby agrees to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific voting instructions from the holders of any Depositary Shares, it will not vote an amount of Stock represented by such non-voting Depositary Shares.

SECTION 4.07.  Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.  Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all the Company’s assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in the fraction of an interest in one share of Stock represented by one Depositary Share as may be necessary or appropriate to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion (other than upon the Conversion) of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion (other than upon the Conversion) or in respect of such Stock. In any such case, the Depositary may, upon the receipt of a written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

SECTION 4.08.  Inspection of Reports.  The Depositary shall make available for inspection by holders of Receipts at the Depositary’s Office, and at such other places as it may from time to time deem advisable, during normal business hours, any reports and communications received from the Company that are received by the Depositary as the holder of Stock.

SECTION 4.09.  List of Receipt Holders.  Promptly upon request from time to time by the Company, the Registrar shall furnish to it a list, as of a recent date specified by the Company, of the names, addresses and holdings of Receipts of all persons in whose names Receipts are registered on the books of the Registrar.

ARTICLE V

The Depositary, the Depositary’s Agents,
the Registrar and the Company

SECTION 5.01.  Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.  Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration or transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Registrar shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the Record Holders of Receipts; provided, that any such holder requesting to exercise such right shall certify to the Registrar that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

SECTION 5.02.  Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.  Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or by reason of any provision, present or future, of the Certificate of Incorporation (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, including terrorism, civil or military disorder, work stoppage, accident, electrical outages, equipment or transmission failure, failure or malfunction of any utilities, means of communication or computer services, the unavailability of the Federal Reserve Bank or the Depositary, any of the Depositary’s Agents, the Registrar or the Company shall be prevented or forbidden from, delayed in, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any of the Depositary’s Agents, the Registrar or the Company incur any liability to any holder of a Receipt or to the Company (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise, provided, that in the case of the Depositary, any of the Depositary’s Agents or the Registrar, such gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction.

SECTION 5.03.   Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. Neither the Depositary nor any of the Depositary’s Agents nor the Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor any of the Depositary’s Agents nor any Registrar nor the Company shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if such person alleged to be liable has knowledge of the possibility of such damages or been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary) or the Registrar under this Deposit Agreement shall be limited to one hundred and fifty percent (150%) of the amount of annual fees paid by the Company to such person; provided, however, that in the event that such liability arises as a result of misappropriation of funds by the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary) or the Registrar through fraud or willful misconduct on the part of such person (as determined by a final, non-appealable judgment of a court of competent jurisdiction), such limit shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds.

None of the Depositary nor any of the Depositary’s Agents nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

The Depositary, any of the Depositary’s Agents and the Registrar may consult counsel satisfactory to it (who may be an employee of the Depositary or the Registrar).  None of the Depositary nor any of the Depositary’s Agents nor the Registrar nor the Company shall be liable for any action taken, suffered or omitted to be taken by it in reliance upon the advice of legal counsel or accountants, or information from any holder of a Receipt or any other person believed by it to be competent to give such information. The Depositary, any of the Depositary’s Agents, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction, certificate, instrument, opinion, letter, facsimile transmission or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and shall have no responsibility for determining the accuracy thereof.

In the event the Depositary shall receive conflicting claims, requests or instructions from any Record Holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Stock or for the manner or effect of any such vote, as long as any such action or nonaction is not in bad faith.  The Depositary and the Registrar undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Registrar.  The Depositary, its parents, affiliates or subsidiaries, any of the Depositary’s Agents and the Registrar may own and deal in any class of securities of the Company or its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, Depositary’s Agent or Registrar hereunder.  The Depositary, any of the Depositary’s Agents or the Registrar may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

The Depositary shall not be obligated to segregate such monies from other monies held by it, except as required by law.  The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

It is intended that neither the Depositary nor any of the Depositary’s Agents shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any of the Depositary’s Agents are acting only in a ministerial capacity as Depositary for the deposited Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any of the Depositary’s Agents makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

The Company agrees that it has registered the deposited Stock and the Depositary Shares in accordance with the applicable securities laws or no such registration is required.

The Depositary, any of the Depositary’s Agents and the Registrar may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s or the Registrar’s actions as depositary, transfer agent or registrar covered by this Deposit Agreement (or supplementing or qualifying any such actions), of officers of the Company. In the event the Depositary, any of the Depositary’s Agents or the Registrar believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, such person shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and the Depositary may, in its sole discretion upon written notice to the Company, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Company, any holders of Receipts or any other person or entity for refraining from taking such action, unless such person receives written instructions or a certificate signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of such person or which proves or establishes the applicable matter to the satisfaction of such person.

No disclaimer of liability by the Company under the Securities Act is intended by any provision of this Deposit Agreement.

Whenever in the performance of its duties under this Deposit Agreement, the Depositary or any of the Depositary’s Agents or the Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or Assistant Secretary of the Company and delivered to the Depositary or any of the Depositary’s Agents or the Registrar, and such certificate shall be full and complete authorization and protection to the Depositary and any of the Depositary’s Agents and the Registrar, the Depositary and any of the Depositary’s Agents and the Registrar shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Deposit Agreement in reliance upon such certificate.  The Depositary and any of the Depositary’s Agents and the Registrar, shall not be liable for or by reason of any of the recitals or representations or warranties of the Company contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, but all such recitals or representations or warranties are and shall be deemed to have been made by the Company only.

None of the Depositary or any of the Depositary’s Agents or the Registrar will be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Stock or Depositary Shares.

Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designations shall affect the rights, duties, obligations or immunities of the Depositary or any of the Depositary’s Agents or the Registrar.

The Depositary and the Registrar hereunder:

(i)            shall have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to in writing by the parties;

(ii)           shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)           shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;

(iv)           shall not be liable or responsible for any recital or representation or warranty of the Company contained in any documents relating hereto or the Depositary Shares or Receipts; and

(v)           shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to it’s own) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

The obligations of the Company set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, any of the Depositary’s Agents or the Registrar or the termination of this Deposit Agreement.

SECTION 5.04.  Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may resign at any time as Depositary hereunder by delivering notice to the Company of its election to do so, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and upon the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

Any corporation or entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may execute the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

SECTION 5.05.  Corporate Notices and Reports.  The Company agrees that it will deliver to the Depositary, and the Depositary, if requested in writing by the Company and provided with necessary information and documents, agrees that it will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the address recorded in the Depositary’s or Registrar’s books or through the facilities of the DTC, copies of all notices and reports (including, without limitation, financial statements) required by law, the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation (including the Certificate of Designations) to be furnished by the Company to holders of Stock. Such transmission will be at the Company’s expense, and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts (at the Company’s expense) such other documents as may be requested by the Company.

SECTION 5.06.  Indemnification by the Company.  Notwithstanding anything in Section 5.03 to the contrary, the Company shall indemnify the Depositary, any of the Depositary’s Agents and the Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts by (a) the Depositary, the Registrar or any of their respective agents (including any of the Depositary’s Agents), and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons or (b) the Company or any of its agents (other than the Depositary, the Depositary’s Agents, the Registrar or any of their agents), or (ii) the offer, sale, or registration of the Receipts or Stock pursuant to the provisions hereof. The obligations of the Company set forth in this Section 5.06 shall survive any succession, replacement, removal or resignation of any Depositary, Registrar or Depositary’s Agent or termination of this Deposit Agreement.

SECTION 5.07.  Charges and Expenses.  The Company shall pay all transfer and other taxes and charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Receipts and the registration of transfer of title to any Receipts. All other transfer and other taxes and governmental charges shall be at the expense of holders of Receipts. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it or the Company is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges, expenses of the Depositary and any of the Depositary’s Agents hereunder and of the Registrar (including, in each case, fees and expenses of counsel) incurred in the preparation, negotiation, delivery, amendment, administration, modification, waiver, performance, enforcement and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges, fees and expenses will be paid. The Depositary (and if applicable, the Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

ARTICLE VI

Amendment and Termination

SECTION 6.01.  Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

SECTION 6.02.  Termination.  The Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Company and the holders of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  If the Record Holder of any Receipt or Receipts shall not have surrendered such Receipt or Receipts in exchange for whole shares of Stock on or prior to the effective date of termination of this Deposit Agreement resulting from the failure to appoint a successor Depositary in accordance with the first paragraph of this Section 6.02, such holder shall for all purposes, including the payment of dividends, be deemed to be a holder of the appropriate number of whole shares of Stock previously represented by such Receipt or Receipts and shall thereafter surrender to the Company such Receipt or Receipts in exchange for whole shares of Stock.

If any Receipts shall remain outstanding after the date of termination resulting from the failure to appoint a successor Depositary in accordance with the first paragraph of this Section 6.02, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Stock, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver such Stock, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination resulting from the failure to appoint a successor Depositary in accordance with the first paragraph of this Section 6.02, the Depositary may sell such Stock then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders which have not theretofore surrendered their Receipts. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to distribute such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

This Deposit Agreement will terminate if there has been a final distribution in respect of the Stock, including in connection with the Conversion or with the Company’s liquidation, dissolution or winding up, and the Conversion, liquidation or distribution proceeds, as the case may be, have been distributed to the holders of the Depositary Shares pursuant to Section 4.01, 4.02 or 4.03, as applicable.

Upon the termination of this Deposit Agreement in accordance with this Section, each of the parties hereto shall be discharged from all obligations under this Deposit Agreement except for the obligations of the Depositary to the Company and of the Company to the Depositary, any of the Depositary’s Agents and the Registrar, under Sections 5.03, 5.06 and 5.07.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Counterparts.  This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.

SECTION 7.02.  Exclusive Benefit of Parties.  This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

SECTION 7.03.  Invalidity of Provisions.  In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision materially affects any of the rights, duties, liabilities or obligations of the Depositary or Registrar, such person shall be entitled to resign in accordance with Section 5.04 of this Deposit Agreement.

SECTION 7.04.  Notices.  Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or facsimile confirmed by letter, addressed to the Company at 1600 Broadway, Suite 2200, Denver, Colorado 80202, to the attention of the Secretary, or at any other address of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile confirmed by letter, addressed to the Depositary or Registrar at the Depositary’s Office, at:

BNY Mellon Shareowner Services
1775 Sherman St. Suite 2775
Denver, CO 80203
Attention:  Lucinda G. Bray, Relationship Manager

with a copy to:

Mellon Investor Services LLC
480 Washington Blvd, 29th Floor
Jersey City, NJ  07310
Attention:  Legal Department

or such other address of which the Depositary shall have notified to Company in writing.

Any notices given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or facsimile confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, provided that any Record Holder may direct the Depositary to deliver notices to such Record Holder at an alternate address or in a specific manner that is reasonably requested by such Record Holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.

Delivery of a notice sent by mail or by facsimile shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile) is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, without liability, act upon any facsimile received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile shall not subsequently be confirmed by letter or as aforesaid.

SECTION 7.05.  Depositary’s Agents.  The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.

SECTION 7.06.  Holders of Receipts Are Parties.  The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.

SECTION 7.07.  Governing Law.  THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.08.  Inspection of Deposit Agreement.  Copies of this Deposit Agreement shall be filed with the Depositary and any of the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office by any holder of any Receipt.

SECTION 7.09.  Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

IN WITNESS WHEREOF, the undersigned have duly executed this Deposit Agreement, as of the day and year first above set forth, and all holders by Receipts shall become parties hereto by and upon acceptance of them of delivery of Receipts issued in accordance with the terms hereof.

BIOFUEL ENERGY CORP.

By:
Name:
Title:

MELLON INVESTOR SERVICES LLC, as Depositary and Registrar

By:
Authorized Signatory

EXHIBIT A

FORM OF FACE OF RECEIPT

[THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS.]

[IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS FILED WITH THE SECRETARY OF STATE OF DELAWARE ESTABLISHING THE SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK AS A SERIES OF PREFERRED STOCK OF BIOFUEL ENERGY CORP.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE DEPOSIT AGREEMENT (THE “DEPOSIT AGREEMENT”) DATED [          ] BETWEEN BIOFUEL ENERGY CORP. AND THE DEPOSITARY. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE DEPOSIT AGREEMENT WILL BE VOID.

Certificate Number_________	[Initial] Number of Depositary Shares_________

BIOFUEL ENERGY CORP.

RECEIPT FOR DEPOSITARY SHARES
Each Representing [          ] of one Share of
Series A Non-Voting Convertible Preferred Stock
(par value $0.01 per share)

Mellon Investor Services LLC, as Depositary (the “Depositary”), hereby certifies that                                                                                  is the registered owner of [                                        ] [the number shown on Schedule I hereto of] Depositary Shares (“Depositary Shares”), each Depositary Share representing [          ] of one share of Series A Non-Voting Convertible Preferred Stock, $0.01 par value per share (the “Stock”), of BioFuel Energy Corp., a Delaware corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated [          ], 2010 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if executed by facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual or facsimile signature of a duly authorized officer of the Registrar.

Mellon Investor Services LLC, as Depositary

By:
Authorized Signatory

[FORM OF REVERSE OF DEPOSITARY RECEIPT]

The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT -___________
Custodian___________
(Cust) (Minor)

TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act

JT TEN - as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                                          hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                              Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
                                                             Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED

NOTICE: The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Registrar.

Schedule I1

BioFuel Energy Corp.

Receipt for Depositary Shares,
Each Representing a [          ] Interest in one share of
Series A Non-Voting Convertible Preferred Stock

Certificate Number:

The number of Depositary Shares initially represented by this Global Depositary Receipt shall be [          ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Depositary Shares evidenced by this Global Depositary Receipt in the table set forth below:

Amount of Decrease in Number of Depositary Shares Evidenced by this Global Depositary Receipt	Amount of Increase in Number of Depositary Shares Evidenced by this Global Depositary Receipt	Number of Depositary Shares Represented by this Global Depositary Receipt following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

1 Attach Schedule I only to global Receipts.

EXHIBIT B

Certificate of Designations

[See Exhibit 4.3]

B-1